Exhibit 5.1

Law Office of Leo J. Moriarty
12534 Valley View Street #231
Garden Grove, California 92845
Telephone 714-305-5783
Facsimile 714-316-1306

E- Mail LJMLegal@aol.com

March 1, 2010

Flameret, Inc.
3280 Sunrise Highway,Suite 51
Wantagh, New York 11793

Re: Form S-1/A Amendment No. 5 Registration Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Flameret, Inc. (the "Company") covered by a Form S-1/A Amendment No. 4 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission which relates to the resale of 8,000,000 shares of common stock, $0.001 par value (the "Shares") of the Company.

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, and Bylaws, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based upon the foregoing and in reliance thereof, it is our opinion that the outstanding Shares described in the Registration Statement, are legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement.

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

Sincerely,

/s/ The Law Office of Leo Moriarty
The Law Offices of Leo Moriarty